                                                                   Exhibit 10(a)
                               Bingham Dana LLP

                              150 Federal Street

                       Boston, Massachusetts  02110-1726


                               November 12, 1997


Nuveen Investment Trust II
333 West Wacker Drive
Chicago, Illinois  60606-1286

     Re:  Registration Statement on Form N-1A under the
          Securities Act of 1933

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Investment Trust II (the "Fund") on behalf of its series Nuveen Rittenhouse Growth Fund, in connection with the Fund's Pre-Effective Amendment Number 1 to be filed on or about November 13, 1997 (the "Amendment") to its Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on August 14, 1997 (as proposed to be amended, the "Registration Statement") with respect to certain of its Class A Common Shares, par value $.01 per share (the "Class A Shares"), Class B Common Shares, par value $.01 per share (the "Class B Shares"), Class C Common Shares, par value $.01 per share (the "Class C Shares") and Class R Common Shares, par value $.01 per share (the "Class R Shares", such Class A Shares, Class B Shares, Class C Shares and Class R Shares referred to collectively herein as the "Shares"). You have requested that we deliver this opinion to you in connection with the Fund's filing of such Amendment.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

          (b) a copy, stamped as filed with the Secretary of the Commonwealth of Massachusetts, of the Fund's Declaration of Trust dated June 27, 1997;

Nuveen Investment Trust II
November 12, 1997
Page 2

          (c) a copy of the Fund's Certificate for the Establishment and Designation of Classes designating the Class A Shares, Class B Shares, Class C Shares and Class R Shares, as executed by the Trustees of the Fund and filed with Secretary of the Commonwealth of Massachusetts (the "Designation of Classes");

          (d) a copy of the Fund's Amended and Restated Establishment and Designation of Series designating Nuveen Rittenhouse Growth Fund as executed by the Trustees of the Fund and filed with the Secretary of the Commonwealth of Massachusetts (the "Designation of Series");

          (e) a Certificate executed by an appropriate officer of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust, Designation of Classes, Designation of Series, By-Laws, and certain resolutions adopted by the Trustees of the Fund;

          (f)  a printer's proof dated as of November 8, 1997 of the Amendment.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (f) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law.

Nuveen Investment Trust II
November 12, 1997
Page 3

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Fund is duly organized and existing under the Fund's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust, Designation of Classes, Designation of Series and By-Laws and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

     We hereby consent to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                BINGHAM DANA LLP